UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2017

Apollo Investment Corporation
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00646	52-2439556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street,
New York, NY 10019
(Address of Principal Executive Offices) (Zip Code)

(212) 515-3450
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On May 17, 2017, the Board of Directors of Apollo Investment Corporation (the "Company") appointed Amit Joshi as the Company's Chief Accounting Officer, effective as of March 17, 2017.
Mr. Joshi joined the Company in 2013 and also serves as the Company’s Assistant Treasurer, a role he has held since August 2015. Prior to joining the Company, Mr. Joshi worked at Ernst & Young LLP and provided assurance and advisory services to a wide variety of clients in the financial services industry. Mr. Joshi has extensive knowledge of fund-level and portfolio-level accounting, US GAAP and SOX compliance, valuation, tax and financial reporting practices across a wide range of investment strategies, including hedge funds, private equities, CLOs, BDCs and mutual funds. Mr. Joshi is a Certified Public Accountant, Chartered Financial Analyst and Chartered Accountant. He received a Bachelor of Commerce degree in Accounting and Finance from the Calcutta University, India.

Item 8.01	Other Events
On May 18, 2017, the Company issued a press release. A copy of the Registrant’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit

99.1	Press Release, dated May 18, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORP.

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Secretary
Date: May 18, 2017

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Press Release, dated May 18, 2017